Exhibit 10

                     STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT made this 25 day of February, 1999, by and between Lee Burbidge, Brae Burbidge, Bret Burbidge, and Wallace Boyack, who are Shareholders of GLOBAL WEB, INC, (hereinafter "Shareholders") and GLOBAL WEB, INC., (hereinafter "Global"), a Nevada corporation, and AMERICAN RESTAURANT MANAGEMENT, INC., a Utah corporation, (hereinafter "American".)

                           WITNESSETH:

      WHEREAS, the Shareholders own 16,000,000 shares of common stock of Global of the 16,000,000 shares issued and outstanding;

      WHEREAS, the authorized common stock of American consists of 250,000,000 shares of common stock, par value of $0.001 per share, of which 56,450,000 shares are issued and outstanding; and

      WHEREAS, American and the Shareholders and Global agree that it would be to their mutual benefit for American to purchase from the Shareholders all of the issued and outstanding shares of common stock of Global and thereby Global would become a wholly-owned subsidiary of American and American will issue to Shareholders a total of 8,000,000 shares of its common stock for all the issued and outstanding shares of Global common stock at an exchange ratio of
 .50 shares of American common stock for one share of Global, which shares of American shall be issued after the reverse split of the American issued and outstanding shares of common stock (recapitalization) on the basis of one hundred to one.

       NOW THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

       1. (REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND GLOBAL). Shareholders and Global, jointly and severally, hereby represent and warrant as follows:

           (a) Shareholders own as of the date hereof, and as of the Closing Date hereinafter provided will own, free and clear of all liens, charges and encumbrances, 16,000,000 shares of common stock of Global, par value of $.001 per share, which is all of the issued and outstanding shares of common stock of Global. The Shareholders of Global and their respective holdings are set forth on Exhibit A.

           (b) Global has audited financial statements as of December 31, 1998, and 1997, which have been prepared in accordance with generally accepted accounting principles. Representatives of American have had the opportunity to review the financial statements. There are no obligations, liabilities, or commitments, contingent or otherwise, of a material nature which have not been disclosed on audited financial statements of Global provided to American.

           (c) Global is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada, has all corporate power necessary to engage in the business in which it is presently engaged; and has authorized capital consisting of 45,000,000 shares of common stock, par value of $.001 per share, and 5,000,000 shares of preferred stock, par value of $.001 per share, of which shares only 16,000,000 shares of common stock are issued and outstanding. The shares of common stock outstanding are fully paid and nonassessable. Global has no shares of preferred stock issued and outstanding.

          (d) None of the Shareholders nor Global Web is a defendant, or a plaintiff against whom a counterclaim has been asserted, in any litigation, pending or threatened, except as disclosed on Exhibit B and no material claim, which claim is in excess of $1,000, has been made or asserted against any Shareholder or Global pertaining to violations of any federal or state securities laws and Global except as disclosed on Exhibit B. There are no proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving the Shareholders and Global, except as disclosed in Exhibit B.

          (e) Global is not in default under any material agreement to which it is a party nor in the payment of any of its obligations.

          (f) This Agreement has been duly executed by Shareholders and Global and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any agreement, instrument, judgment order or decree to which either any Shareholder or Global is a party or to which either any Shareholder or Global is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary to which either any Shareholder or Global is subject.

          (g) Shareholders and Global are not in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality. Shareholders and Global have complied jointly and individually in all material respects with all laws, regulations and orders applicable to its business the violation of which would have a material adverse effect on the business of Global taken as a whole. Material adverse effect means any matter in excess of $1,000.00.

         (h) To the best of their knowledge, individually and collectively, Global and Shareholders individually and collectively are in compliance with all federal, state, county, city, statutes, ordinances and regulations regarding the business of Global.

         (i) Global is not a party to any employment contract with any officer or director or stockholder, nor to any lease, agreement or any other commitment not in the usual and ordinary course of business, nor to any pension, insurance, profit-sharing or bonus plan except as set forth on Exhibit C.

         (j) Global is not in default under any agreement to which it is a party nor in the payment of any of its obligations and has filed all tax returns, federal and state, which it is required to file and Global has paid all taxes due and owing except as set forth on Exhibit D which shall also include any adverse claims to Global assets not disclosed in Global financial statements.

          (k)  Between the date hereof and the Closing, Global will not have
(i) paid or declared any dividends on or made any distributions in respect of, or issued, purchased or redeemed, any of the outstanding shares of its capital stock, or (ii) made or authorized any changes in its Articles of Incorporation or in any amendment thereto or in its By-Laws, or (iii) made any commitments or disbursements or incurred any obligations or liabilities of a substantial nature and which are not in the usual and ordinary course of business, or (iv) mortgaged or pledged or subjected to any lien, charge or other encumbrance any assets, tangible or intangible, except in the usual and ordinary course of its business, or (v) sold, leased, or transferred or contracted to sell, lease or transfer any assets, tangible or intangible, or entered into any other transactions, except in the usual and ordinary course of business, or (vi) made any material change in any existing employment agreement or increased the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee or agent. Global is not in default under any agreement to which it is a party nor in the payment of any of its obligations.

           (l) No representation or warranty in this section, nor statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement by the Shareholders and Global or in connection with the transactions contemplated hereby, contains or contained any untrue statement of a material fact, nor does or will omit to state a material fact necessary to make any statement of fact contained herein or therein not misleading. Global has maintained, and will until the Closing, maintain in full force and effect adequate policies of insurance with coverage sufficient to meet the normal requirements of its business.

       2. (REPRESENTATIONS AND WARRANTIES OF AMERICAN) American represents and warrants that:

           (a) American is a corporation duly organized and validly existing and in good standing under the laws of the State of Utah; is not qualified to transact business in any other state; and has an authorized capitalization of 250,000,000 shares of which there are issued and outstanding 56,450,000 shares of common stock, par value of $0.001 per share.

           (b) American has delivered to Shareholders its audited financial statements for the periods ended December 31, 1998 and 1997. American warrants that these statements accurately reflect the financial condition of American.

           (c) American is not a party to any litigation in any capacity and American has no knowledge of any liabilities or commitments which will be outstanding as of the Closing date.

           (d) American is not a party to any employment contract with any officer or director or stockholder, nor to any lease, agreement or any other commitment not in the usual and ordinary course of business, nor to any pension, insurance, profit-sharing or bonus plan.

           (e) American is not a defendant, nor a plaintiff against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any material claim (which claim is in excess of $1,000) been made or asserted against American, nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving American.

           (f) American is not in default under any agreement to which it is a party nor in the payment of any of its obligations.

           (h) Between the date hereof and the Closing, American will not have (i) paid or declared any dividends on or made any distributions in respect of, or issued, purchased or redeemed, any of the outstanding shares of its capital stock, or (ii) made or authorized any changes in its Articles of Incorporation or in any amendment thereto or in its By-Laws except as provided in this Agreement, or (iii) made any commitments or disbursements or incurred any obligations or liabilities of a substantial nature and which are not in the usual and ordinary course of business, or (iv) mortgaged or pledged or subjected to any lien, charge or other encumbrance any of their assets, tangible or intangible, except in the usual and ordinary course of its business, or (v) sold, leased, or transferred or contracted to sell, lease or transfer any assets, tangible or intangible, or entered into any other transactions, except in the usual and ordinary course of business, or (vi) made any material change in any existing employment agreement or increased the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee or agent.

           (i) This Agreement has been executed by American and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any agreement, instrument, judgment order or decree to which it is a party or to which it is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary to which it is subject. This Agreement will be approved by shareholder action without a meeting which requires a ten day notice but such approval shall be given effect as of the date of execution upon proper notice.

           (j) American is not in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, and there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of American threatened against or affecting American at law or in equity, or before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign. American has complied in all material respects with all laws, regulations and orders applicable to its business.

           (k) No representation or warranty in this section, nor statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement by American, or in connection with the transactions contemplated hereby, contains or contained any untrue statement of a material fact, nor does or will omit to state a material fact necessary to make any statement of fact contained herein or therein not misleading.

      3. (TIME AND PLACE OF CLOSING) The Closing shall be held on March 9, 1999, at 2:00 P.M., local time, at the offices of Wallace T. Boyack, Salt Lake City, Utah, or at such other time and place as may be mutually agreed upon between the parties in writing (hereinafter "the Closing.")

      4.  (CLOSING)  The Closing of this Agreement shall proceed as follows:

           (a) American shall provide the following:

               (1) Certified resolutions that proper corporate action was taken to accomplish the following purposes:

                      (a)  To approve and ratify the Stock Purchase Agreement;

                      (b) To appoint as directors Brae Burbidge, Lee Burbidge, and Douglas Owen which appointment shall become effective after the closing and the resignation of present directors;

                      (c) To change the name of the corporation to Global Web, Inc. and to approve a reverse split of the issue and outstanding shares of common stock, a recapitalization, on the basis of one hundred shares for one share of common stock and to change the authorized capital of the corporation to 90,000,000 shares of common stock and 5,000,000 shares of preferred stock to be issued in Series as determined by resolution of the Board of Directors.

                      (d) To authorize the issuance of 8,000,000 shares of American restricted common stock, par value $0.001 per share, after the reverse stock split of one hundred to one has been given effect, to Shareholders in exchange for the 16,000,000 shares of at an exchange ratio of
 .50 shares of American common stock for one share of Global with 2,000,000 shares to each shareholder.
               (2) An opinion from its counsel that the shares are validly issued, fully paid and nonassessable.

               (3) A certification from an officer that the Agreement has been duly executed by American and that the execution and performance of the Agreement will not violate, or result in a breach of, or constitute a default in, any agreement, instrument, judgment, order or decree to which it is a party or to which it is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary to which it is subject.

               (4) Instructions to be delivered to the transfer agent to issue certificates evidencing to the Shareholders, on the basis of .50 share of American for one share of Global to be issued after the reverse split of one hundred to one shall have become effective, when 16,000,000 shares of Global have been presented to American's transfer agent in proper form. (Each certificate issued to the Shareholders will bear a restrictive legend prohibiting the transfer by the holder without first complying with the Securities Act of 1933, as amended, or Rule 144 promulgated thereunder).

               (5) Provide a copy of the list of shareholders of American.

           (b)  Shareholders and Global shall provide the following:

               (1) Certification from an officer of Global that Global is a corporation in good standing under the laws of the State of Nevada,

               (2) Certification from Shareholders that they have clear title and unencumbered ownership of 16,000,000 shares of the common stock of Global;

               (3) Executed investment letters in the form mutually agreed upon by the parties;

               (4) Certificates for the 16,000,000 shares of common stock of Global in proper form for transfer to American; and

               (5) A certificate from its president that Global has performed all corporate acts required under statute, regulations, articles of incorporation, or bylaws to effect the transaction.

      5. (CONDITIONS TO CLOSING) The obligations of Global and Shareholders and American to complete the transactions provided for herein shall be subject to the performance of all their respective agreements to be performed hereunder on or before the Closing, to the material truth and accuracy of the respective representations and warranties of the Shareholders and Global and of American contained herein, and to the further conditions that:

           (a) All representations and warranties of Global and Shareholders and American contained in this Agreement are substantially true and correct on and as of the Closing with the same effect as if made on and as of said date.

           (b) As of the Closing there shall have been no material adverse change in the affairs, business, property or financial condition of Global and American, and the Shareholders and which has not been disclosed to the other parties.

           (c) All of the agreements and covenants contained in this Agreement that are to be complied with, satisfied and performed by each of the parties hereto on or before the Closing, shall, in all material respects, have been complied with, satisfied and performed.

     6. (ADDITIONAL COVENANTS) During the period between the date hereof and the Closing, American shall conduct and the Shareholders shall cause Global to conduct its business and operations in the same manner in which the same have heretofore been conducted. During such period, unless it has received written consent thereto from the other party, neither Global, Shareholders, nor American will:

           (a) Incur any obligation, liability or commitment, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business.

           (b) Declare or pay and dividends on or make any distributions in respect of , or issue, purchase or redeem any of its shares of stock or partnership interests.

           (c) Subject any of its properties to a mortgage, pledge or lien, except in the usual and ordinary course of business.

           (d) Sell or transfer any of its properties, except in the usual and ordinary course of business.

           (e) Make any investment of a capital nature, except in the usual and ordinary course of business.

           (f) Enter into any long-term contracts or commitments or modify or terminate any existing agreements, except in the usual and ordinary course of business.

           (g) Use any of its assets or properties except for proper corporate purposes.

           (h)  Sell, contract to sell or issue any equity or debt securities.

     Further, American promises, covenants, and agrees that for a period of not less than 185 days after the Closing of this Agreement American will not register any of its securities, including its common stock, under Section 12 of the Securities Exchange Act of 1934, as amended, with the U. S. Securities and Exchange Commission so as not to cause any of the Shareholders to become subject to Section 16 liability.

     7. (ACCESS TO RECORDS) During the period between the date of this Agreement and the Closing, American, Global and the Shareholders shall each accord representatives of the other party free access to the offices, records, files, books of account and tax returns, provided the same will not unreasonably interfere with the normal operations of such entities.

     8. (NOTICES) Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

       If to the Shareholders and/or Global, to:

                  Brae Burbidge
                  384 East 720 South, Suite 203
                  Orem, Utah 84097

       If to American to:

                  Wallace T. Boyack, Esq.
                  350 South 400 East, No. 105
                  Salt Lake City, Utah 84111

or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

     9. (ACKNOWLEDGMENT AND WAIVER) The parties to this Agreement acknowledge and understand that Wallace Boyack, prior to the Closing is the majority shareholder of American possessing more than seventy per cent of the issued and outstanding shares of common stock. The parties further acknowledge that Boyack prior to Closing is the President and a director of American. Further, the parties acknowledge that Boyack is acting as legal counsel for American and for himself for purposes of this transaction. Brae Burbidge, Bret Burbidge and Lee Burbidge and Global Web have retained for this transaction their own legal counsel, Paul Ashton. Global, the Shareholders, and American waive any conflicts of interest that may arise as a result of the foregoing.

    10. (INDEMNIFICATION) American agrees to indemnify its officers and directors as of the date of this Agreement and thereafter and to hold them harmless with respect to the Agreement and the transactions contemplated thereunder, whether accrued, contingent, absolute or otherwise against all actions, suits, proceedings, demands, assessments, fines, judgments, costs, expenses or reasonable attorney's fees related thereto.

    11. (TERMINATION AND ABANDONMENT) This Agreement may be terminated and abandoned at any time prior to the Closing upon the following conditions:

           (a)  By the mutual consent of the parties.

           (b) By the Board of Directors of American or Global, if, in the opinion of either, the Closing of the Agreement is impracticable by reasons of litigation or change of circumstances.

           (c) By the Board of Directors of American or Global if, in the bona fide judgment of either, there shall have been a material violation of any covenant or agreement set forth herein, or any warranty or representation shall be untrue; or the Board of Directors should, in its bona fide judgment, deem the Agreement inadvisable or impracticable by reason of any defect which, in the opinion of counsel, for the party who has made such determination, constitutes a material defect in the title of the other party, or which defect affects a material part of its assets, or which has otherwise subjected the party to a substantial liability or obligation.

           (d) By any party if any action or proceeding before any court or governmental body or agency shall have been instituted or threatened to restrain or prohibit the consummation of this Agreement and such party deems it inadvisable to proceed.

             And in the event of termination, notice shall be given to American or Global or Shareholders and thereupon this Agreement shall become wholly void and of no effect and there shall be no liability on the part of either to the other.

      12. (COUNTERPARTS) This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument.

      13. (MERGER CLAUSE) This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties hereto.

     14. (GOVERNING LAW) This Agreement shall be governed by and construed according to the laws of the State of Utah, the state of incorporation of American, and the situs of the Closing of this transaction.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


[This space intentionally left blank.]


                             AMERICAN RESTAURANT MANAGEMENT, INC.:
ATTEST:



s/Thomas Harkness              s/Wallace T. Boyack
-------------------------      ---------------------------------
Secretary                     President


STATE OF UTAH           )
                        :  ss.
SALT LAKE COUNTY        )

       On this 25 day of Feb. 1999, before me the undersigned officer, personally appeared Wallace Boyack and Thomas Harkness, known personally to me to be the President and Assistant Secretary, respectively, of the above-named corporation, and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

       IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                S/
                              -----------------------------------
                              NOTARY PUBLIC
My Commission Expires:        Residing at:




                               GLOBAL WEB, INC.:


                               BY s/Brae Burbidge
                                  -----------------


STATE OF UTAH            )
                         :  ss.
SALT LAKE COUNTY         )

         On this 25 day of February, 1999, before me the undersigned officer, personally appeared Brae Burbidge and Lee Burbidge, known personally to me to be the president and secretary respectively, of the above-named corporation, and that they, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                       S/
                                    -------------------------------
                                    NOTARY PUBLIC
My Commission Expires:              Residing at:




                                    SHAREHOLDERS:


                                     s/Brae Burbidge
                                    ------------------------
                                      Brae Burbidge


         Subscribed and sworn to before me this 25 day of February, 1999.


                                       s/
                                    --------------------------
                                    NOTARY PUBLIC
My Commission Expires:              Residing at:




                                    s/Lee Burbidge
                                    ----------------------------
                                     Lee Burbidge


         Subscribed and sworn to before me this 25day of February, 1999.


                                    s/
                                    -------------------------------
                                    NOTARY PUBLIC
My Commission Expires:              Residing at:






                                    s/Bret Burbidge
                                    -----------------------------
                                      Bret Burbidge


        Subscribed and sworn to before me this 25 day of February, 1999.


                                    s/
                                    ------------------------------
                                    NOTARY PUBLIC
My Commission Expires:              Residing at:




                                    s/Wallace Boyack
                                    ------------------------
                                      Wallace Boyack


         Subscribed and sworn to before me this 25 day of February, 1999.


                                     s/
                                     ------------------------
                                     NOTARY PUBLIC
My Commission Expires:               Residing at:




ATTORNEYS' APPROVAL AS TO FORM:

Paul Ashton                    Wallace T. Boyack

  s/ Paul H. Ashton              s/Walace T. Boyack
-------------------------      ---------------------
Dated: February 25, 1999         Dated: February 25, 1999
Attorney for Global Web,         Attorney for American Restaurant
Inc., Brae Burbidge, Lee         Management, Inc., and Wallace T.
Burbidge, and Bret               Boyack
Burbidge


                     E X H I B I T    L I S T




            A           List of Global Web Shareholders. [1(a)].

            B           Litigation Disclosure. [1(d) and (g)]

            C Contracts, Employment Agreements, Leases or other commitments. [1(i)]

            D           Adverse interests on Global's Assets. [1(j)]



EXHIBIT A

                     LIST OF SHAREHOLDERS OF
                         GLOGAL WEB, INC.

                                    Giving up         Receiving
      Name                          Global Shares     American Shares

      Brae Burbidge                 4,000,000         2,000,000
      Lee Burbidge                  4,000,000         2,000,000
      Bret Burbidge                 4,000,000         2,000,000
      Wallace Boyack                4,000,000         2,000,000



EXHIBIT B

LITIGATION DISCLOSURE

    Brae Burbidge, Lee Burbidge and Global Web are defendants in an adversary proceeding brought by the Trustee of Laservend Bankruptcy Estate. The action is brought in the Bankruptcy Court for the District of Utah. There are no other matters to be disclosed under Paragraphs 1 (d) and (g) of the Agreement.


EXHIBIT C

Contracts, Agreements, Leases or other commitments.

None other than two leases for office space.


EXHIBIT D

Adverse Interest to assets of Global Web, Inc., other than as disclosed on audited financial statements.

None.


 Certification regarding Adverse Changes. Paragraph 5(b).

       As of the Closing there have been no material adverse change MATERIALITY CERTIFICATION - Paragraph 5 (c).


        All of the covenants and agreements that are to be complied with in the Agreement have been satisfied and performed by each of the parties hereto on or before the Closing and have been complied with satisfied and performed in all material respects.

                              Global Web, Inc.

                              By s/Brae Burbidge


                              Shareholders


                               s/ Lee Burbidge
                               ----------------------
                                  Lee Burbidge


                               s/ Bret Burbidge
                               ----------------------
                                  Bret Burbidge


                               s/ Brae Burbidge
                               ----------------------
                                  Brae Burbidge


                               s/ Wallace Boyack
                               ----------------------
                                  Wallace Boyack


                                American Restaurant Management, Inc.



                                 By s/ Wallace Boyack
                                 ----------------------------


Certification regarding Adverse Changes. Paragraph 5(b).


As of the closing there have been no material adverse change in the affairs, business, property or financial condition of Global or the Shareholders or of American which has not been disclosed to the other party.

                                Global Web, Inc.

                                By  s/Brae Burbidge
                                   --------------------

                                Shareholders


                                    s/ Lee Burbidge
                                    -------------------
                                       Lee Burbidge


                                    s/Bret Burbidge
                                    -------------------
                                      Bret Burbidge


                                    s/ Brae Burbidge
                                    -------------------
                                       Brae Burbidge


                                    s/Wallace Boyack
                                    -------------------
                                      Wallace Boyack


                              American Restaurant Management, Inc.



                                    by   s/Wallace Boyack
                                     --------------------